For period ended 10-31-03
Registrant Name: American AAdvantage Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  PICC Property & Casualty
Date of Purchase:          10/31/03
Date Offering commenced:   10/31/03
Purchase price:            1.82 HK
Commission:                .0000
Securities acquired from:  Merrill Lynch
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          40000
Total offering:            3005200000